As filed with the Securities and Exchange Commission on February 23, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Oportun Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	45-3361983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Circle Star Way San Carlos, California 94070 (650) 810-8823

(Address of principal executive offices) (Zip Code)

2019 Equity Incentive Plan 2019 Employee Stock Purchase Plan

(Full titles of the plan)

Raul Vazquez Chief Executive Officer Oportun Financial Corporation 2 Circle Star Way San Carlos, California 94070 (650) 810-8823

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eric C. Jensen Calise Y. Cheng Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000		Joan Aristei Kathleen I. Layton Oportun Financial Corporation 2 Circle Star Way San Carlos, California 94070 (650) 810-8823

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☒
Accelerated filer	☒	Emerging growth company	☐
Non-accelerated filer	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
–Shares reserved for future issuance under the 2019 Equity Incentive Plan	1,383,963 (2)	$ 16.56 (3)	$22,918,427.28	$2,500.41
–Shares reserved for future issuance under the 2019 Employee Stock Purchase Plan	276,792 (2)	$ 14.08 (4)	$3,897,231.36	$425.19
Total	1,660,755 (2)		$26,815,658.64	$2,925.60

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”) of Oportun Financial Corporation (the “Registrant”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2) Represents additional shares of Registrant’s Common Stock reserved for future issuance under the Registrant’s 2019 Equity Incentive Plan (the “2019 EIP”) and the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”) by reason of the automatic increase provisions of the 2019 EIP and 2019 ESPP.
(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on February 17, 2021.
(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon 85% of the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on February 17, 2021.

EXPLANATORY NOTE
Oportun Financial Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) an additional 1,383,963 shares of the Registrant’s Common Stock issuable to eligible persons pursuant to the Registrant’s 2019 Equity Incentive Plan and (b) an additional 276,792 shares of the Registrant’s Common Stock issuable to eligible persons pursuant to the Registrant’s 2019 Employee Stock Purchase Plan. The shares being registered pursuant to this Registration Statement are securities of the same class as and in addition to other securities for which the Registrant filed a Registration Statement on Form S-8 on September 27, 2019 (File No. 333-233979) and a Registration Statement on Form S-8 on March 5, 2020 (File No. 333-236893) (collectively, the “Prior Registration Statements”).

PART II
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made a part hereof.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are also incorporated by reference into this Registration Statement:

a.The Registrant’s Annual Report on Form 10-K (File No. 001-39050) for the fiscal year ended December 31, 2020, filed with the SEC on February 23, 2021.
b.All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than information in any Current Report on Form 8-K deemed to have been furnished and not filed in accordance with the rules of the Commission and, except as may be noted in any such Form 8-K, exhibits filed on such Form 8-K that are related to such information).
c.The description of the Registrant’s Common Stock filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K (File No. 001-39050) for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020, including any amendment or report filed for the purpose of updating such description.
d.All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39050	3.1	September 30, 2019
4.2	Amended and Restated Bylaws of the Registrant	8-K	001-39050	3.2	September 30, 2019
4.3	Form of Common Stock Certificate	S-1/A	333-232685	4.1	September 16, 2019
4.4	Amended and Restated Investors’ Rights Agreement, dated as of February 6, 2015, by and among the Registrant and certain of its stockholders	S-1	333-232685	4.2	July 17, 2019
5.1	Opinion of Cooley L.L.P.					X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm					X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (incorporated by reference to the signature page to this Registration Statement on Form S-8)					X
99.1	2019 Equity Incentive Plan, and Forms of Awards Notices and Agreements	10-K	001-39050	10.4	February 23, 2021
99.2	2019 Employee Stock Purchase Plan	S-1/A	333-232685	10.5	September 16, 2019

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on this 23rd day of February 2021.

OPORTUN FINANCIAL CORPORATION

By:	/s/ Raul Vazquez
Name: Raul Vazquez
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raul Vazquez, Jonathan Coblentz, Joan Aristei and Kathleen Layton, and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raul Vazquez	Chief Executive Officer and Director	February 23, 2021
Raul Vazquez	(Principal Executive Officer)

/s/ Jonathan Coblentz	Chief Financial Officer	February 23, 2021
Jonathan Coblentz	(Principal Financial and Accounting Officer)

/s/ Aida M. Alvarez	Director	February 23, 2021
Aida M. Alvarez

/s/ Jo Ann Barefoot	Director	February 23, 2021
Jo Ann Barefoot

/s/ Louis P. Miramontes	Director	February 23, 2021
Louis P. Miramontes

/s/ Carl Pascarella	Director	February 23, 2021
Carl Pascarella

/s/ David Strohm	Director	February 23, 2021
David Strohm

/s/ R. Neil Williams	Director	February 23, 2021
R. Neil Williams